Exhibit 99.1

Contact: Randy Gottfried Chief Financial Officer Riverbed Technology, Inc. 415-247-6397	Chris Danne chris@blueshirtgroup.com The Blueshirt Group 415-217-7722

Riverbed Technology, Inc. Reports Third Quarter Financial Results

Revenues Increase 36% Sequentially and 247% Year-over-Year to $24.6 Million

San Francisco, CA, October 26, 2006 – Riverbed Technology, Inc. (Nasdaq: RVBD) today released financial results for the third quarter ended September 30, 2006. Net revenues for the third quarter of 2006 were $24.6 million, which represents a sequential increase of 36% from the immediately preceding quarter and a year-over-year increase of 247% from the third quarter of last year.

The net loss on a GAAP basis for the third quarter of 2006 was $3.1 million, or $0.16 per share, compared to a net loss of $6.1 million in the second quarter of 2006 and a net loss of $3.9 million in the third quarter of 2005. Riverbed’s third quarter of 2006 GAAP results included $2.1 million of non-cash stock-based compensation expenses related to employee stock options.

Excluding the impact of stock-based compensation in all periods and assuming preferred shares were converted as of the later of their issuance or the beginning of the respective periods, the non-GAAP net loss for the third quarter of 2006 was $1.0 million, or $0.02 per share, compared to a non-GAAP net loss of $4.6 million in the second quarter of 2006 and a non-GAAP net loss of $3.5 million in the third quarter of 2005.

“Riverbed’s revenue growth accelerated in the third quarter, indicative of the strong demand for our industry-leading technology and the rapid expansion of our market,” commented Jerry Kennelly, chairman and chief executive officer of Riverbed®. During the September quarter, Riverbed added approximately 300 new customers, bringing its cumulative customer total to over 1,300 since it began shipping Steelhead® wide-area data services (WDS) appliances in mid-2004.

“Our business model improved substantially in the third quarter as we increased gross margins and decreased operating expenses as a percentage of revenue compared to all prior periods. We also generated positive cash flow from operations in the quarter for the first time in Riverbed’s history,” added Randy Gottfried, chief financial officer of Riverbed.

Recent Highlights

Riverbed’s focus on delivering to distributed organizations of all sizes industry-leading performance, scalability, and simplicity was reflected in a number of key business initiatives and recent milestones.

•	Riverbed successfully completed its initial public offering, raising $87.4 million, net of underwriting discounts and other transaction expenses.

•	Riverbed began shipping the next generation of the Riverbed Optimization System (RiOS™), version 3.0, as well as the Interceptor™ appliance and five new Steelhead appliances that deliver high scalability and acceleration for up to one million simultaneous connections at 4 Gbps throughput.

•	Riverbed also announced that Gartner positioned the Company in the Leaders quadrant in the “WAN Optimization Controller Magic Quadrant” published in October 2006 and authored by Andy Rolfe and Joe Skorupa. This report positions vendors in one of four quadrants based on the companies’ vision and ability to execute on that vision.

•	Riverbed launched the Riverbed Technology Alliance (RTA), validating the company’s commitment to delivering to customers the best performance for the broadest range of applications. The RTA is composed of member companies whose solutions benefit from the optimizations provided by Riverbed’s WDS solutions. Through this program, Riverbed is able to work closely with partners to deliver to customers the best performance for applications important to their businesses. Initial members of the RTA were DoubleTake, EqualLogic, Isilon and SEPATON.

•	Light Reading’s Byte and Switch, the premier online storage networking publication, named Riverbed the “Best WAN Optimization Solution.”

•	Computer Business Review named Riverbed one of the “10 Most Influential Companies in Storage.”

Conference Call Information

Riverbed will host a conference call for analysts and investors to discuss its third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s website at www.riverbed.com. Following the webcast, an archived version will be available on the website for 30 days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11073351. International parties can access the replay at 303-590-3000 and should enter passcode 11073351.

About Riverbed

Riverbed Technology is the performance leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements relating to Riverbed’s ability to meet the needs of distributed organizations, grow market share or grow the market as a whole. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated September 20, 2006. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that follow it. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our third quarter results, including an estimate of non-GAAP income for the fourth quarter of 2006 that excludes non-cash stock-based compensation expenses related to employee stock options and purchases of common stock under our Employee Stock Purchase Plan. We cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

A copy of this press release can be found on the investor relations page of Riverbed’s website at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue:
Product	$19,303	$5,426	$44,169	$9,293
Support and services	3,595	510	7,385	1,015
Ratable product and related support and services	1,720	1,151	4,828	2,028

Total revenue	24,618	7,087	56,382	12,336

Cost of revenue:
Cost of product	6,211	1,812	14,576	3,259
Cost of support and services	1,304	306	2,851	732
Cost of ratable product and related support and services	390	474	1,446	983

Total cost of revenue	7,905	2,592	18,873	4,974

Gross profit	16,713	4,495	37,509	7,362

Operating expenses:
Sales and marketing	12,181	5,035	31,768	12,357
Research and development	4,930	2,050	12,712	5,348
General and administrative	2,347	955	6,014	2,093

Total operating expenses	19,458	8,040	50,494	19,798

Operating loss	(2,745)	(3,545)	(12,985)	(12,436)

Other income (expense) net	(275)	(56)	(294)	37

Loss before provision for income taxes and cumulative effect of change in accounting principle	(3,020)	(3,601)	(13,279)	(12,399)
Provision for income taxes	77	9	155	22

Loss before cumulative effective of chance in accounting principle	(3,097)	(3,610)	(13,434)	(12,421)
Cumulative effect of change in accounting principle	—	280	—	280

Net loss	$(3,097)	$(3,890)	$(13,434)	$(12,701)

Net loss per share, basic and diluted	$(0.16)	$(0.39)	$(0.91)	$(1.43)

Shares used in computing basic and diluted net loss per share	19,034	9,937	14,705	8,869

Stock-based compensation expense included in above:
Cost of support and services	$93	$14	$198	$21
Sales and marketing	1,055	148	2,189	277
Research and development	551	140	1,178	226
General and administrative	381	132	867	207

Total stock-based compensation expense	$2,080	$434	$4,432	$731

Riverbed Technology, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue:
Product	$19,303	$5,426	$44,169	$9,293
Support and services	3,595	510	7,385	1,015
Ratable product and related support and services	1,720	1,151	4,828	2,028

Total revenue	24,618	7,087	56,382	12,336

Cost of revenue:
Cost of product	6,211	1,812	14,576	3,259
Cost of support and services	1,211	292	2,653	711
Cost of ratable product and related support and services	390	474	1,446	983

Total cost of revenue	7,812	2,578	18,675	4,953

Gross profit	16,806	4,509	37,707	7,383

Operating expenses:
Sales and marketing	11,126	4,887	29,579	12,080
Research and development	4,379	1,910	11,534	5,122
General and administrative	1,966	823	5,147	1,886

Total operating expenses	17,471	7,620	46,260	19,088

Operating loss	(665)	(3,111)	(8,553)	(11,705)

Other income (expense) net:	(275)	(56)	(294)	37
Loss before provision for income taxes and cumulative effect of change in accounting principle	(940)	(3,167)	(8,847)	(11,668)
Provision for income taxes	77	9	155	22

Loss before cumulative effective of chance in accounting principle	(1,017)	(3,176)	(9,002)	(11,690)
Cumulative effect of change in accounting principle	—	280	—	280

Net loss	$(1,017)	$(3,456)	$(9,002)	$(11,970)

Net loss per share, basic and diluted	$(0.02)	$(0.08)	$(0.17)	$(0.27)

Shares used in computing basic and diluted net loss per share	54,094	45,641	52,118	44,573

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Riverbed uses non-GAAP measures of operating results, net loss and net loss per share, which are adjusted to exclude stock-based compensation expense and to give effect to the conversion of preferred stock into common stock as of the later of the date of their issuance or the beginning of the applicable accounting period. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended September 30, 2006				Nine months ended September 30, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Product	$19,303	$—		$19,303	$44,169	$—		$44,169
Support and services	3,595	—		3,595	7,385	—		7,385
Ratable product and related support and services	1,720	—		1,720	4,828	—		4,828

Total revenue	24,618	—		24,618	56,382	—		56,382

Cost of revenue:
Cost of product	6,211	—		6,211	14,576	—		14,576
Cost of support and services	1,304	(93	)a	1,211	2,851	(198	)a	2,653
Cost of ratable product and related support and services	390	—		390	1,446	—		1,446

Total cost of revenue	7,905	(93)		7,812	18,873	(198)		18,675

Gross profit	16,713	93		16,806	37,509	198		37,707

Operating expenses:
Sales and marketing	12,181	(1,055	)a	11,126	31,768	(2,189	)a	29,579
Research and development	4,930	(551	)a	4,379	12,712	(1,178	)a	11,534
General and administrative	2,347	(381	)a	1,966	6,014	(867	)a	5,147

Total operating expenses	19,458	(1,987)		17,471	50,494	(4,234)		46,260

Operating loss	(2,745)	2,080		(665)	(12,985)	4,432		(8,553)

Other income (expense) net:	(275)	—		(275)	(294)	—		(294)

Loss before provision for income taxes and cumulative effect of change in accounting principle	(3,020)	2,080		(940)	(13,279)	4,432		(8,847)
Provision for income taxes	77	—		77	155	—		155

Loss before cumulative effective of chance in accounting principle	(3,097)	2,080		(1,017)	(13,434)	4,432		(9,002)
Cumulative effect of change in accounting principle	—	—		—	—	—		—

Net loss	$(3,097)	$2,080		$(1,017)	$(13,434)	$4,432		$(9,002)

Net loss per common share, basic and diluted	$(0.16)			$(0.02)	$(0.91)			$(0.17)
Shares used in computing basic and diluted net loss per common share	19,034	35,060	b	54,094	14,705	37,413	b	52,118

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.
(b)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the later of their issuance or the beginning of the applicable period. Convertible preferred shares were converted into common shares as of September 20, 2006, the effective date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended September 30, 2005				Nine months ended September 30, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Product	$5,426	$—		$5,426	$9,293	$—		$9,293
Support and services	510	—		510	1,015	—		1,015
Ratable product and related support and services	1,151	—		1,151	2,028	—		2,028

Total revenue	7,087	—		7,087	12,336	—		12,336

Cost of revenue:
Cost of product	1,812	—		1,812	3,259	—		3,259
Cost of support and services	306	(14	)a	292	732	(21	)a	711
Cost of ratable product and related support and services	474	—		474	983	—		983

Total cost of revenue	2,592	(14)		2,578	4,974	(21)		4,953

Gross profit	4,495	14		4,509	7,362	21		7,383

Operating expenses:
Sales and marketing	5,035	(148	)a	4,887	12,357	(277	)a	12,080
Research and development	2,050	(140	)a	1,910	5,348	(226	)a	5,122
General and administrative	955	(132	)a	823	2,093	(207	)a	1,886

Total operating expenses	8,040	(420)		7,620	19,798	(710)		19,088

Operating loss	(3,545)	434		(3,111)	(12,436)	731		(11,705)

Other income (expense) net:	(56)	—		(56)	37	—		37

Loss before provision for income taxes and cumulative effect of change in accounting principle	(3,601)	434		(3,167)	(12,399)	731		(11,668)
Provision for income taxes	9	—		9	22	—		22

Loss before cumulative effective of chance in accounting principle	(3,610)	434		(3,176)	(12,421)	731		(11,690)
Cumulative effect of change in accounting principle	280	—		280	280	—		280

Net loss	$(3,890)	$434		$(3,456)	$(12,701)	$731		$(11,970)

Net loss per common share, basic and diluted	$(0.39)			$(0.08)	$(1.43)			$(0.27)

Shares used in computing basic and diluted net loss per common share	9,937	35,704	b	45,641	8,869	35,704	b	44,573

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.
(b)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the later of their issuance or the beginning of the applicable period. Convertible preferred shares were converted into common shares as of September 20, 2006, the effective date of our IPO. We believe investors want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,260	$10,410
Trade receivables, net	11,321	5,357
Other receivables	228	128
Inventory	6,772	3,530
Prepaid expense and other current assets	3,930	1,650

Total current assets	130,511	21,075

Fixed assets, net	4,866	2,324
Other assets	1,696	245

Total assets	$137,073	$23,644

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,235	$3,970
Current portion of long-term debt	1,250	1,250
Accrued compensation and related benefits	4,808	2,880
Other accrued liabilities	2,581	1,079
Preferred stock warrant liability	—	594
Deferred revenue	13,147	4,891

Total current liabilities	28,021	14,664

Long term debt, net of current portion	288	1,211
Deferred revenue non-current	1,936	708
Other long-term liabilities	462	587

Convertible preferred stock	—	36,385

Stockholders’ equity (deficit):
Common stock	157,661	10,130
Deferred stock-based compensation	(6,333)	(8,495)
Accumulated deficit	(44,922)	(31,488)
Accumulated other comprehensive loss	(40)	(58)

Total stockholders’ equity (deficit)	106,366	(29,911)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$137,073	$23,644

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Nine months ended September 30,
	2006	2005
Operating activities:
Net loss	$(13,434)	$(12,701)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,261	496
Stock-based compensation	4,432	731
Amortization of warrants	15	14
Revaluation of warrants to fair value	644	120
Cumulative effect of change in accounting principle	—	280
Provision of trade receivable allowances	271	45
Changes in operating assets and liabilities
(Increase) in trade receivables	(6,235)	(2,693)
(Increase) in inventory	(3,305)	(1,464)
(Increase) in prepaid expenses and other assets	(2,438)	(1,261)
Increase in accounts payable and other current liabilities	5,671	2,511
Increase in deferred revenue	9,483	3,948

Net cash used in operating activities	(3,635)	(9,974)

Investing activities:
Capital expenditures	(3,690)	(1,623)
Increase in other assets	(1,400)	(50)

Net cash used in investing activities	(5,090)	(1,673)

Financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	19,915	—
Proceeds from initial public offering, net of issuance costs	87,412	—
Proceeds from issuance of common stock, net of repurchases	167	771
Proceeds from issuance of debt	—	1,066
Payments of debt	(938)	—

Net cash provided by financing activities	106,556	1,837
Effect of exchange rate changes on cash and cash equivalents	19	(40)

Net increase (decrease) in cash and cash equivalents	97,850	(9,850)
Cash and cash equivalents at beginning of period	10,410	23,380

Cash and cash equivalents at end of period	$108,260	$13,530

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

Percent of Total Revenue

Unaudited

	Three months ended September 30, 2006				Three months ended June 30, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:	100%	0%		100%	100%	0%		100%

Cost of revenue:	32%	0%		32%	34%	0%		34%

Gross margin	68%	0%		68%	66%	0%		66%

Operating expenses:
Sales and marketing	49%	-4	%a	45%	64%	-4	%a	60%
Research and development	20%	-2	%a	18%	24%	-2	%a	22%
General and administrative	10%	-2	%a	8%	12%	-2	%a	10%

Total operating expenses	79%	-8%		71%	100%	-8%		92%

Operating margin	-11%	8%		-3%	-34%	8%		-26%

(a)	Excluded amount represents stock-based compensation expense. Stock-based compensation is a non-cash expense accounted for in accordance with the intrinsic value method under Accounting Principles Board No. 25 through December 31, 2005 and with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R) effective January 1, 2006. While a large component of our expense, we believe investors want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.